As filed with the Securities and Exchange Commission on March 30, 2017.

Registration Statement No. 333-83688

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT NO. 333-83688

UNDER

THE SECURITIES ACT OF 1933

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	11-2534306
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(203) 328-3500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Todd A. Suko

Executive Vice President and General Counsel

Harman International Industries, Incorporated

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(203) 328-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel Sae-Chin Kim, Esq.

Carl R. Sanchez, Esq.

Paul Hastings LLP

4747 Executive Drive, 12th Floor

San Diego, CA 92121

(858) 458-3000

From time to time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration Statement of Harman International Industries, Incorporated (the “Company”) on Form S-4 (File No. 333-83688) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 4, 2002, as amended by Pre-Effective Amendment No. 1, filed with the SEC on May 10, 2002, as further amended by Pre-Effective Amendment No. 2, filed with the SEC on June 11, 2002, as further amended by Pre-Effective Amendment No. 3, filed with the SEC on July 12, 2002, registering the Company’s offer to exchange up to $300,000,000 of its 7 1/8% Notes due 2007 for an equal principal amount of the Company’s outstanding 7 1/8% Notes due 2007. The offer contemplated by the Registration Statement expired at 5:00 p.m., New York City time, on August 14, 2002.

On March 10, 2017, pursuant to an Agreement and Plan of Merger, dated as of November 14, 2016, by and among the Company, Samsung Electronics Co., Ltd., a Korean corporation (“Parent”), Samsung Electronics America, Inc., a New York corporation and wholly owned subsidiary of Parent (“Samsung USA”), and Silk Delaware, Inc., a Delaware corporation and wholly owned subsidiary of Samsung USA (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Samsung USA.

In connection with the Merger, the Company has terminated all offerings of the Company’s securities pursuant to existing registration statements, including the Registration Statement. Accordingly, pursuant to the undertakings contained in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered that remain unsold at the termination of the offering, the Company is filing this post-effective amendment to the Registration Statement to deregister, and does hereby remove from registration, all securities that had been registered under the Registration Statement that remain unsold as of the date hereof, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to Form S-4 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 30, 2017.

Harman International Industries, Incorporated

By:	/s/ Todd A. Suko
Todd A. Suko
Executive Vice President and General Counsel

No other person is required to sign this Post-Effective Amendment in reliance on Rule 478 of the Securities Act of 1933, as amended.

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